UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2022

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COMM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

CommScope Holding Company, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) on May 6, 2022. The matters that were voted upon at the Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below. There were a total of 206,813,857 shares of common stock, and 1,056,144 shares of Series A Convertible Preferred Stock, which, as of the record date, were convertible into 38,405,236 shares of common stock, eligible to vote at the Meeting. The holders of the Series A Convertible Preferred Stock, voting as a separate class, voted on the election of two directors. The holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class (with the holders of Series A Convertible Preferred Stock voting on an as-converted basis as described in the Proxy Statement), voted on the election of seven directors and on three other proposals at the Meeting.

Each of the proposals that were voted upon at the Meeting passed by the votes set forth in the tables below for each proposal.

(1)

The holders of Series A Convertible Preferred Stock, voting as a separate class, voted to elect two directors to serve a term expiring at the Company’s 2023 Annual Meeting of Stockholders or until their successors are elected and qualified to serve:

Name of Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mindy Mackenzie	38,405,236	-	-	-
Patrick R. McCarter	38,405,236	-	-	-

(2)

The holders of shares of common stock and shares of Series A Convertible Preferred Stock voted together as a single class to elect seven directors for terms ending at the Company’s 2023 Annual Meeting of Stockholders or until their successors are elected and qualified to serve:

Name of Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mary S. Chan	151,969,100	2,816,764	1,249,044	23,071,289
Stephen C. Gray	151,618,038	3,164,905	1,251,965	23,071,289
L. William Krause	146,753,202	8,031,247	1,250,459	23,071,289
Derrick A. Roman	152,273,024	2,508,310	1,253,574	23,071,289
Charles L. Treadway	152,012,337	2,780,880	1,241,691	23,071,289
Claudius E. Watts IV	151,283,367	3,508,211	1,243,330	23,071,289
Timothy T. Yates	152,046,819	2,735,112	1,252,977	23,071,289

		Votes For	Votes Against	Abstentions	Broker Non-Votes
(3)	Non-binding, advisory approval of the compensation of the Company's named executive officers:	153,395,110	1,302,118	1,337,680	23,071,289

		Votes For	Votes Against	Abstentions	Broker Non-Votes
(4)	Approval of additional shares under the Company’s 2019 Long-Term Incentive Plan:	148,347,759	6,480,902	1,206,247	23,071,289

		Votes For	Votes Against	Abstentions
(5)	Ratification of Independent Registered Public Accounting Firm for 2022:	177,485,498	862,236	758,463

On May 6, 2022, the Company issued a press release announcing the results of the Meeting. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) EXHIBITS

99.1 Press Release of CommScope Holding Company, Inc. dated May 6, 2022.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2022

COMMSCOPE HOLDING COMPANY, INC.

By:	/s/ Justin C. Choi
Justin C. Choi Senior Vice President, Chief Legal Officer and Secretary